UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Chanticleer Holdings, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2932652
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11220 Elm Lane, Suite 203, Charlotte, North Carolina 28277

(Address of Principal Executive Offices)(Zip Code)

If this form relates to the registration	If this form relates to the
of a securities pursuant to Section	registration of a class of securities
12(b) of the Exchange Act and is	pursuant to Section 12(g) of the
effective upon filing pursuant to	Exchange Act and is effective pursuant
General Instruction A.(c), please check	to General Instruction A.(d), please
check the following box. /X/	check the following box. /_/

Securities Act registration statement file number to which this form relates: 333-178307

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of one share of	The NASDAQ Stock Market, LLC
Common Stock, and one Warrant

Common Stock, par value $.0001 per share	The NASDAQ Stock Market, LLC
Warrants	The NASDAQ Stock Market, LLC

Securities to be Registered Pursuant to Section 12(g) of the Act:    None

Item 1.   Description of Registrant’s Securities to be Registered.

The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-1, File No. 333-178307, filed with the U.S. Securities and Exchange Commission on December 2, 2011, and subsequently amended on December 8, 2011, February 22, 2012, April 12, 2012, May 21, 2012, May 30, 2012, June 5, 2012, and as further amended from time to time thereafter (the “Registration Statement”) and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2.	Specimen copy of the Unit Certificate (Exhibit 4.2 to the Registration Statement).

3.	Specimen copy of the Warrant (Exhibit 4.4 to the Registration Statement, respectively).

4.	Form of Unit Agency Agreement (Exhibit 4.5 to Registration Statement)

5.	Form of Warrant Agency Agreement (Exhibit 4.4 to the Registration Statement).

6.	Articles of Incorporation, as amended (Exhibit 3.1 to the Registration Statement).

7.	Bylaws, as amended (Exhibit 3.2 to the Registration Statement).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   June 7, 2012

Chanticleer Holdings, Inc.

By:	/s/ Michael Pruitt
Michael Pruitt
President and Chief Executive Officer

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EXHIBIT INDEX

No.	DESCRIPTION

1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2.	Specimen copy of the Unit Certificate (Exhibit 4.2 to the Registration Statement).

3.	Specimen copy of the Warrant (Exhibit 4.4 to the Registration Statement, respectively).

4.	Form of Unit Agency Agreement (Exhibit 4.5 to the Registration Statement).

5.	Form of Warrant Agency Agreement (Exhibit 4.4 to the Registration Statement).

6.	Articles of Incorporation, as amended (Exhibit 3.1 to the Registration Statement).

7.	Bylaws, as amended (Exhibit 3.2 to the Registration Statement).

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